Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (the “Registration Statement”) of EnerJex Resources, Inc., a Nevada corporation (the “Company”), relating to the registration of shares of the Company’s common stock, of information contained in our reserve report that is summarized as of March 31, 2008 in our summary letter dated May 9, 2008, relating to the oil and gas reserves and revenue, as of March 31, 2008, of certain interests of the Company.
     We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statement and the Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statement and the Prospectus to which the Registration Statement relates.

/s/ Dwayne McCune, P.E. McCune Engineering
Dwayne McCune, P.E. (KS 7034) McCUNE ENGINEERING, P.E.

Baldwin City, Kansas
July 3, 2008